Exhibit 4.1
FIFTH SUPPLEMENTAL INDENTURE AND SUBSIDIARY GUARANTEE
This Fifth Supplemental Indenture and Subsidiary Guarantee, dated as of March 20, 2026 (this “Supplemental Indenture” or “Subsidiary Guarantee”), among the parties listed on Schedule A hereto (collectively, the “New Guarantors”), Group 1 Automotive, Inc. (together with its successors and assigns, the “Company”), each other then-existing Subsidiary Guarantor under the Indenture referred to below (the “Subsidiary Guarantors”), and Computershare Trust Company, N.A., as successor trustee (the “Trustee”) to Wells Fargo Bank, National Association, under such Indenture.
W I T N E S S E T H:
WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of August 17, 2020 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 4.000% Senior Notes due 2028 of the Company (the “Notes”);
WHEREAS, Section 4.15 of the Indenture provides that in certain circumstances the Company may be required to cause certain Restricted Subsidiaries of the Company to execute and deliver a Guarantee with respect to the Notes on the same terms and conditions as those set forth in the Indenture; and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Company and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder to add additional Subsidiary Guarantors.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Company, the existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
ARTICLE I
Definitions
SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals thereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE II
Agreement to be Bound; Guarantee
SECTION 2.1 Agreement to be Bound. The New Guarantors hereby become parties to the Indenture as Subsidiary Guarantors and as such shall have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. Each of the New Guarantors agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, subject to the release provisions and other limitations set forth in the Indenture.
ARTICLE III
Miscellaneous
SECTION 3.1 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 3.2 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Exhibit 4.1
SECTION 3.3 Ratification of Indenture; Supplemental Indentures Part of Indenture; No Liability of Trustee. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or the New Guarantors’ Subsidiary Guarantee. Additionally, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, the New Guarantors and the Subsidiary Guarantors, and the Trustee makes no representation with respect to any such matters.
SECTION 3.4 Counterparts. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 3.5 Headings. The headings of the Articles and the sections in this Subsidiary Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
[Signatures on following page]

Exhibit 4.1
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
GROUP 1 AUTOMOTIVE, INC.

By: /s/ Gillian A. Hobson
Name:    Gillian A. Hobson
Title:    Senior Vice President

EXISTING GUARANTORS:

Advantagecars.com, Inc.
Amarillo Motors-F, Inc.
Bob Howard Automotive-East, Inc.
Bob Howard Chevrolet, Inc.
Bob Howard Dodge, Inc.
Bob Howard Motors, Inc.
Bob Howard Nissan, Inc.
Chaperral Dodge, Inc.
Danvers-S, Inc.
Danvers-SB, Inc.
Danvers-T, Inc.
Danvers-TIV, Inc.
Danvers-TL, Inc.
Danvers-TV, Inc.
GPI AL-N, Inc.
GPI CA-SV, Inc.
GPI CA-TII, Inc.
GPI CC, Inc.
GPI GA Holdings, Inc.
GPI FL-HA, LLC
GPI FL-LX, LLC
GPI KS-SB, Inc.
GPI KS-SK, Inc.
GPI MS-H, Inc.
GPI MS-N, Inc.
GPI MS-SK, Inc.
GPI NH-T, Inc.
GPI NH-TL, Inc.
GPI NM-J, Inc.
GPI NM-LRII, Inc.
GPI NM-SB, Inc.
GPI NM-SBII, Inc.
GPI NM-TL, Inc.
GPI NY Holdings, Inc.
GPI OK-HII, Inc.
GPI OK-SH, Inc.
GPI SAC-T, Inc.
GPI SC, Inc.
GPI SC Holdings, Inc.
GPI TX-A, Inc.
GPI TX-AII, Inc.
GPI TX-AIII, Inc.
GPI TX-ARGMIII, Inc.
GPI TX-DMII, Inc.
GPI TX-DMIII, Inc.
GPI TX-DMIV, Inc.
GPI TX-DMV, Inc.
GPI TX-EPGM, Inc.

Exhibit 4.1
GPI TX-F, Inc.
GPI TX-FV, Inc.
GPI TX-HAII, Inc.
GPI TX-HGMII, Inc.
GPI TX-HGMIV, Inc.
GPI TX-HIII, Inc.
GPI TX-HY, Inc.
GPI TX-NVI, Inc.
GPI TX-P, Inc.
GPI TX-SBII, Inc.
GPI TX-SBIII, Inc.
GPI TX-SHII, Inc.
GPI TX-SK, Inc.
GPI TX-SKII, Inc.
GPI TX-SU, Inc.
GPI TX-SVII, Inc.
GPI TX-SVIII, Inc.
Group 1 Associates, Inc.
Group 1 FL Holdings, Inc.
Group 1 Funding, Inc.
Group 1 LP Interests-DC, Inc.
Group 1 Realty, Inc.
Howard-GM II, Inc.
Howard-GM, Inc.
Howard-H, Inc.
Howard-HA, Inc.
Howard-SB, Inc.
HRI Procurement, Inc.
Kutz-N, Inc.
Lubbock Motors-F, Inc.
Lubbock Motors-GM, Inc.
Lubbock Motors-S, Inc.
Lubbock Motors-SH, Inc.
Lubbock Motors-T, Inc.
Maxwell Ford, Inc.
Maxwell-GMII, Inc.
Maxwell-N, Inc.
Maxwell-NII, Inc.
McCall-F, Inc.
McCall-H, Inc.
McCall-HA, Inc.
McCall-N, Inc.
McCall-SB, Inc.
McCall-T, Inc.
McCall-TII, Inc.
McCall-TL, Inc.
Mike Smith Automotive-H, Inc.
Mike Smith Automotive-N, Inc.
Mike Smith Autoplaza, Inc.
Mike Smith Autoplex Dodge, Inc.
Mike Smith Autoplex, Inc.
Mike Smith Autoplex-German Imports, Inc.
Mike Smith Imports, Inc.
Miller-DM, Inc.
NJ-H, Inc.
NJ-HAII, Inc.
NJ-SV, Inc.
Rockwall Automotive-F, Inc.
Baron Leasehold, LLC

Exhibit 4.1
Baron Development Company, LLC
G1R Clear Lake, LLC
G1R Florida, LLC
G1R Mass, LLC
GPI SC-SBII, LLC
Ivory Auto Properties of South Carolina, LLC
Tate CG, L.L.C.
Harvey Ford, LLC
Bohn-FII, LLC
GPI LA-FII, LLC
GPI LA-H, LLC
Harvey Operations-T, LLC
GPI AL-SB, LLC
GPI GA Liquidation, LLC
GPI GA-CC, LLC
GPI GA-CGM, LLC
GPI GA-DM, LLC
GPI GA-DMII, LLC
GPI GA-FII, LLC
GPI GA-FIII, LLC
GPI GA-SU, LLC
GPI GA-T, LLC
GPI GA-TII, LLC
GPI SC-SB, LLC
GPI SC-T, LLC
GPI FL-A, LLC
GPI FL-H, LLC
GPI FL-VW, LLC
GPI NJ-HA, LLC
GPI NJ-HII, LLC
GPI NJ-SB, LLC
GPI NM-SC, LLC
GPI NM-SCII, LLC
Danvers-SU, LLC
Bohn Holdings, LLC
GPI MD-SB, LLC
Group 1 Holdings-DC, L.L.C.
Group 1 Holdings-F, L.L.C.
Group 1 Holdings-GM, L.L.C.
Group 1 Holdings-H, L.L.C.
Group 1 Holdings-N, L.L.C.
Group 1 Holdings-S, L.L.C.
Group 1 Holdings-T, L.L.C.
Howard-DCIII, LLC
Key Ford, LLC
Ira Automotive Group, LLC
Caliber Motors Inc.
GPI CA-H, Inc.
GPI MA-AII, Inc.
GPI MA-DM, Inc.
GPI MA-DMII, Inc.
GPI MA-F, Inc.
GPI MA-FM, Inc.
GPI MA-FV, Inc.
GPI MA-GM, Inc.
GPI MA-H, Inc.
GPI MA-HA, Inc.
GPI MA-HII, Inc.
GPI MA-LR, Inc.

Exhibit 4.1
GPI MA-P, Inc.
GPI MA-SB, Inc.
GPI MA-SBII, Inc.
GPI MD Holdings, Inc.
GPI ME-DC, Inc.
GPI ME-DM, Inc.
GPI ME-F, Inc.
GPI ME-H, Inc.
GPI ME-SV, Inc.
GPI ME-T, Inc.
GPI NH-DM, Inc.
GPI NH-SU, Inc.
GPI NJ-DC, Inc.
GPI NJ-SU, Inc.
GPI NM-T, Inc.
GPI TX-DCIV, Inc.
GPI TX-FMII, Inc.
GPI TX-G, Inc.
GPI TX-GII, Inc.
GPI TX-GIII, Inc.
GPI TX-N Austin Preowned, Inc.
GPI TX-SBIV, Inc.
GPI TX-SKIII, Inc.
GPI TX-SMGEN, Inc.
GPI TX-TIV, Inc.
3670 Oceanside Realty, LLC
510 Sunrise Realty, LLC
AMR Real Estate Holdings, LLC
Group 1 Realty NE, LLC
G1R CA, LLC
GPI CA-DMIII, LLC
GPI CA-LXI, LLC
GPI FL-G, LLC
GPI LA-DM, LLC
GPI LA-J, LLC
GPI LA-V, LLC
GPI SC-DM, LLC
GPI SC-H, LLC
GPI MD-H Greenbelt, LLC
GPI MD-HII, LLC
GPI MD-HY, LLC
GPI MD-K, LLC
GPI MD-T, LLC
GPI NY-GM, LLC
GPI NY-GMII, LLC
GPI NY-SU, LLC
LHM ATO, LLC

By: /s/ Gillian A. Hobson
Name:    Gillian A. Hobson
Title:    Vice President

Exhibit 4.1
GPI, Ltd.
Rockwall Automotive-DCD, Ltd.
By:    Group 1 Associates, Inc., its General Partner

By: /s/ Gillian A. Hobson
Name:    Gillian A. Hobson
Title:    Vice President

NEW GUARANTORS:

GPI GA-H, LLC
GPI GA-HII, LLC
GPI GA-TIII, LLC
GPI GA-TIV, LLC
By: /s/ Gillian A. Hobson
Name:    Gillian A. Hobson
Title:    Vice President

Exhibit 4.1

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By: _____________________________
Name:
Title:

Exhibit 4.1
SCHEDULE A
NEW GUARANTORS

GPI GA-H, LLC, a Georgia limited liability company
GPI GA-HII, LLC, a Georgia limited liability company
GPI GA-TIII, LLC, a Georgia limited liability company
GPI GA-TIV, LLC, a Georgia limited liability company